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                                                                    EXHIBIT 16.2

                         SCHUMACHER & ASSOCIATES, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                 12835 EAST ARAPAHOE ROAD, TOWER II, SUITE 110
                              ENGLEWOOD, CO  80112
                       (303)792-2466   FAX (303) 792-2467



October 22, 1996


Securities and Exchange Commission
450 - Fifth Street, N.W.
Washington, D.C. 20549

         Re:     Visitors Services International Corp.
                 (formerly Dynasty Capital Corporation)
                 File No. 33-11059-A

Dear Sir or Madam:

         This firm has reviewed Item 4 of Visitors Services International Corp.'s Current Report on Form 8-K, dated October 17, 1996, as regards our replacement as its certifying accountants. Please be advised that we are in concurrence with the disclosures therein.

Sincerely,

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.